UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2011
THE TJX COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
770 Cochituate Road, Framingham, MA 01701
(Address of principal executive offices) (Zip Code)
(508) 390-1000
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The annual meeting of stockholders of The TJX Companies, Inc. (the “Company”) was held on June 14, 2011, at which the stockholders voted on the following:
Proposal 1: Each nominee for director was elected by a majority vote:

				Broker
Nominee	Shares For	Shares Against	Shares Abstain	Non-Votes
José B. Alvarez	326,383,377	619,139	327,026	18,670,225
Alan M. Bennett	319,363,094	7,884,427	82,021	18,670,225
Bernard Cammarata	322,935,667	3,813,808	580,067	18,670,225
David T. Ching	326,953,762	293,765	82,015	18,670,225
Michael F. Hines	326,965,902	283,555	80,085	18,670,225
Amy B. Lane	326,915,763	337,322	76,457	18,670,225
Carol Meyrowitz	324,666,903	2,561,183	101,456	18,670,225
John F. O’Brien	320,933,046	6,042,609	353,887	18,670,225
Willow B. Shire	320,925,090	6,052,999	351,453	18,670,225
Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2012 was ratified:

For	340,878,300
Against	4,986,626
Abstain	134,841
Broker Non-Votes	0
Proposal 3: The stockholders adopted a non-binding advisory resolution indicating their approval of the compensation paid to the Company’s named executive officers for fiscal 2011:

For	316,701,169
Against	9,701,851
Abstain	926,522
Broker Non-Votes	18,670,225

Proposal 4: The stockholders cast an advisory vote in favor of an annual advisory vote on the compensation paid to the Company’s named executive officers:

1 year	306,242,741
2 years	1,562,740
3 years	19,308,009
Abstain	216,052
Broker Non-Votes	18,670,225
     The Board of Directors of the Company has considered the recommendation of the stockholders and intends to conduct an annual advisory stockholder vote on the Company’s executive compensation each year until the next vote on the frequency of such votes is held, which will be no later than the annual meeting of the stockholders in 2017.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.
/s/ Ann McCauley
Ann McCauley
Executive Vice President, Secretary and General Counsel

Dated: June 20, 2011